UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 12, 2017
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Delphi Automotive PLC
(Exact name of registrant as specified in its charter)
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Jersey	001-35346	98-1029562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Courteney Road Hoath Way Gillingham, Kent ME8 0RU United Kingdom
(Address of Principal Executive Offices)(Zip Code)
(Registrant’s Telephone Number, Including Area Code) 011-44-163-423-4422
(Former Name or Former Address, if Changed Since Last Report) N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Court Issues Summary Judgment against Delphi in Unsecured Creditors Litigation
As previously disclosed, Delphi Automotive PLC (“Delphi” or the “Company”) has been subject to ongoing litigation related to general unsecured claims against the former Delphi Corporation, now known as DPH Holdings Corp. (“DPHH”), resulting from that entity's 2005 bankruptcy filing. In December 2014, a complaint was filed in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") alleging that the 2011 redemption by Delphi Automotive LLP, the Company's predecessor entity, of the membership interests of General Motors Company ("GM") and the Pension Benefit Guaranty Corporation (the "PBGC") totaling $4.4 billion, and the subsequent repurchase of shares and payment of dividends by Delphi, constituted distributions under the terms of The Fourth Amended and Restated Limited Liability Partnership Agreement of Delphi Automotive LLP (the “Fourth LLP Agreement”) approximating $7.2 billion, triggering the maximum $300 million distribution to the holders of general unsecured claims. Delphi has contested the assertions in the complaint and continues to believe that the time for payment of these distributions has not yet occurred.
In May 2016, the Bankruptcy Court initially denied both parties' motions for summary judgment, requiring further submissions to the Bankruptcy Court regarding the parties' intent with respect to the redemptions of the GM and PBGC membership interests. On January 12, 2017, the Bankruptcy Court granted summary judgment in favor of the plaintiffs, ruling that the membership interest redemption payments qualified as distributions, which, along with share repurchases and dividend payments made by Delphi, count toward the $7.2 billion threshold, and thus the $300 million maximum distribution for general unsecured claims has been triggered. The Bankruptcy Court will rule on the application of pre-judgment interest at a future date.
In connection with the ruling, the Company expects to record a pre-tax charge of $300 million in the fourth quarter of 2016. This one-time charge will be recorded to Other expense and will not affect the Company's operating earnings. However, in accordance with the terms of the Fourth LLP Agreement, Delphi continues to consider cumulative distributions through December 31, 2016 to be substantially below the $7.2 billion threshold, and intends to vigorously contest the ruling through the appeals process, although no assurance can be given as to the outcome of any such appeal.

Background
The Fourth LLP Agreement was entered into on July 12, 2011 by the members of Delphi Automotive LLP in order to position Delphi Automotive PLC for its initial public offering. Under the terms of the Fourth LLP Agreement, if cumulative distributions to the members of Delphi Automotive LLP under certain provisions of the Fourth LLP Agreement exceed $7.2 billion, Delphi, as disbursing agent on behalf of its predecessor entity, is required to pay to the holders of allowed general unsecured claims against DPHH, $32.50 for every $67.50 in excess of $7.2 billion distributed to the members, up to a maximum amount of $300 million.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements represent the Company's current judgment about possible future events and include, but are not limited to, those related to the Company's current beliefs as to the outcome of the matter described herein. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment as well as market conditions, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect the Company. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 13, 2017	DELPHI AUTOMOTIVE PLC

		By:	/s/ David M. Sherbin
David M. Sherbin
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

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